[FN]-2018-861

Exhibit 10.3

China Construction Bank	XTC-2018-Z G BZ-0140

[(12)]-1

Guarantee Contract for Maximum Amount of Principal

Contract No. XTC-2018-ZGBZ-0140

Guarantor (Party A): Skechers China Limited

Domicile: 5/F Nanyang Plaza 57 Huang to Road Kwun tong

Post Code: 999077

Legal Representative (Person in charge): Willie Tan

Fax:	Telephone: 020-89160222

Creditor (Party B): Taicang Branch of China Construction Bank Corporation

Domicile: No. 44, Xianfu Street, Chengxiang Town, Taicang City

Post Code: 215400

Person in charge: Ji Changlong

Fax: 0512-53521573	Telephone: 0512-53521573

China Construction Bank	XTC-2018-Z G BZ-0140

Party B will conclude (and/or has concluded) the contract for loan in RMB, the contract for loan in foreign exchange fund, the agreement for banking acceptance, the contract for issue of letters of credit, the agreement for letter of guarantee and/or other legal documents (In the Term of Execution of Main Contracts, the said contracts, agreements and/or other legal documents are hereinafter referred to as the "Main Contracts" collectively) with the Debtor from July 24, 2018 to July 23, 2023 (hereinafter referred to as the "Term of Execution of Main Contracts) for the reason that Party B has handled the following credit business of Items (1) to (5) for Skechers China Limited (hereinafter referred to as "the Debtor").

(1)Grant of loan in RMB/ foreign currency;

(2)Acceptance of trade bills;

(3)Issue of letters of credit;

(4)Issue of Letters of Guarantee; and

(5)Other credit business: financing business for trade and financial management, etc.

Party A would like to provide the guarantee for the maximum amount of the series of debts under the Main Contracts for the Debtor. In accordance with the relevant laws and regulations, Party A and Party B conclude this contract upon consensus through negotiation for joint compliance and execution.

Article 1Scope of Guarantee

I.The scope of guarantee of this contract is

1.the balance of the principal no more than (currency) RMB (in words) Seven hundred and fifty million yuan only under the Main Contracts; and

2.the interest (including the compound interest and the default interest), the liquidated damages, the compensation, other funds payable to Party B by the debtor (including but not limited to the relevant charges for service and telecommunication and sundry fees paid by Party B in advance and the relevant banking charges under the credit letters that the beneficiary refuses to pay but have been paid by Party B in advance) and all charges incurred by Party B for realization of the creditor's rights and the hypothec (including but not limited to the legal costs, the arbitration fees, the property preservation costs, the travelling expenses, the execution fees, the evaluation fees, the auction fees, the notarization fees, the service fees, the announcement fees and the counsel fees, etc.)

China Construction Bank	XTC-2018-Z G BZ-0140

II.Where Party A performs the guarantee liabilities according to this contract, the maximum amount of the principal guaranteed by Party A shall be deducted to the extent of the amount of the principal that has been paid off by Party A.

III.Even if the actual time of formation of the loan, the advances, the interest and the charges under the Main Contracts or any other creditor's rights of Party B exceeds the Term of Execution of Main Contracts, they shall be still in the scope of guarantee under this contract. The deadline for performance of debts under the Main Contracts shall not be limited to the expiry date of the Term of Execution of Main Contracts.

Article 2Manners of Guarantee

Party A shall undertake the joint liabilities for the guarantee provided under this contract.

Article 3Term of Guarantee

I.The term of guarantee under this contract shall be calculated subject to each credit business handled for the debtor by Party B respectively, namely 3 years after the period from the day of execution of the Main Contract for the single credit business to the deadline for fulfillment of debts of the debtor under such main contract.

II.Where Party B and the debtor conclude the agreement for extension of fulfillment of debts under the main contract, the term of guarantee shall be 3 years after the deadline for fulfillment of debts agreed in the agreement for extension. The extension needn't' be agreed by the guarantor but the guarantor shall assume the joint obligation of guarantee.

III.Where any event stipulated by laws and regulations or agreed in the main contracts occurs so that Party B declares that the debts are expired in advance, the term of guarantee shall be 3 years after the day of acceleration of maturity.

Article 4Independence of Guarantee Contract

The effectiveness of this contract is independent from that of the main contracts. In case the Main Contracts are invalid, inoperative, void in whole or part or is revoked or dissolved, the effectiveness of this contract shall not be affected. If the Main Contracts are confirmed to be invalid, inoperative, void or partially void, or to be revoked or dissolved, Party A shall undertake the joint obligations for the debts incurred by the debtor due to return of property or compensation for loss.

China Construction Bank	XTC-2018-Z G BZ-0140

Article 5Change of Main Contracts

I.Party A agrees that if Party B and the debtor conclude the Main Contracts or further change the Main Contracts (including but not limited to extension of fulfillment of debts or increase in the amount of the principal of the creditor's right), Party A needn't be informed and that Party A shall undertake the guarantee obligations in the scope of guarantee agreed in this contract.

II.Party A's guarantee obligations shall not be deducted and exempted for any one of the following reasons:

(1)Party B or the debtor carries out the reformation of system, the combination, the merger, the division, the increase or decrease in capital, the joint venture, the joint operation or the change in name, etc.;

(2)Party B authorizes the third party to perform its obligations under the Main Contracts.

III.Where the creditor's rights under the Main Contracts are assigned, the guarantee under this contract shall be assigned together.

IV.Where the transfer behavior of the creditor's rights or debts under the Main Contracts has not come into effect yet or is void, revoked or dissolved, Party A shall undertake the joint guarantee obligations for Party B according to this contract.

Article 6Guarantee Obligations

I.If the debts under the Main Contracts expire or Party B declares the acceleration of maturity of debts according to the agreements of the Main Contracts or the legal provisions, and the debtor fails to fulfill the debts in full or to observe other agreements under the Main Contracts, Party A shall undertake the guarantee obligations in the scope of guarantee.

II.No matter whether or not Party B has other guarantee for the creditor's rights under the Main Contracts (including but not limited to the guarantee manners of the warranty, the mortgage, the pledge, the letter of guarantee, the standby letter of credit, etc.), or no matter when other guarantee mentioned above is established, or whether or not other guarantee mentioned above is valid, or whether or not Party B claims against others, or whether or not there is the third party agreeing to undertake the entire or partial debts under the Main Contracts, or whether or not other guarantee is provided by the debtor, any one of Party A's guarantee obligations under this contract will not be deducted or exempted. Party B may directly require Party A to perform its guarantee obligations in its scope of guarantee according to the arrangements herein, and Party A shall not propose any objection.

China Construction Bank	XTC-2018-Z G BZ-0140

III.Where the creditor's rights under the Main Contracts have not been realized in full after Party A performs its guarantee obligations, Party A promises to claim (including exercise in advance) the right of subrogation or recourse against the debtor or other guarantors in order not to make Party B's interests suffer from any damage, and agrees that the discharge of debts under the Main Contracts precedes over the realization of Party A's right of subrogation or resource.

More precisely, before the creditor's rights of Party B are fully realized,

(1)Party A agrees not to claim the right of subrogation or recourse against the debtor or other guarantors; in case Party A realizes the above-said rights for any reason, Party A shall first use the funds acquired to realize the creditor's rights of Party B unrealized yet.

(2)In case that there is the collateral for the debts under the Main Contracts, Party A agrees not to claim on the incomes arising out of disposal of such collateral due to exercise of the right of subrogation or recourse or for any other reasons, and further agrees that the above-said collateral and the incomes of which shall be first used to realize the creditor's rights of Party B unrealized yet.

(3)Where the debtor or other guarantors provide the counter guarantee for Party A, Party A shall first use the funds acquired from such counter guarantee to realize the creditor's rights of Party B unrealized yet.

IV.Party A has fully realized the risk of interest rate. If Party B adjusts the level of interest rate, the manner of calculation or settlement of interest according to the arrangements under the Main Contracts or the changes in the national policies on interest rate so that the interest, the default interest or the compound interest repayable by the debtor increases, Party A shall undertake the joint obligations of guarantee for the addition.

V.Where the debtor shall be liable to Party B for other due debts other than those under the Main Contracts, Party B shall be entitled to collect the funds in RMB or other currency from the accounts opened in the system of China Construction Bank by the debtor for discharge of any sum of due debts at first. However, Party A's guarantee obligations will not be reduced or exempted due to this.

Article 7Party A's Other Obligations

I. Party A shall supervise the use status (including the purpose) of the loan borrowed by the debtor, accept the supervision by Party B against Party A's funds, property and operating status and provide the relevant information, documents and materials of the financial statements subject to Party B's requirements and ensure the accuracy, authenticity, completeness and validity. Party A shall not provide the guarantee exceeding its capacity of burden for the third party without Party B's consent in writing.

China Construction Bank	XTC-2018-Z G BZ-0140

II.In case of occurrence of contracting, trusteeship (takeover), lease, reformation of stockholding system, decrease in the registered capital, investment, joint operation, combination, merger, reorganization upon acquisition, separation, joint venture, application for stop doing business for internal rectification (or being force to stop doing business for internal rectification), application for dissolution, being cancelled, application for bankruptcy (or being forced to file for bankruptcy), changes in holding stockholders or actual controllers, assignment of significant assets, halt production, discontinuation of business, the large-amount punishment inflicted by the authorities, being cancelled registration, being revoked the business license, significant legal disputes involved, serious difficulties in production and operation, deterioration of financial status, the legal representative or the main director being unable to perform the duties normally, or loss of guarantee capacity or possibility of loss of guarantee capacity for any reason, Party A shall immediately notify Party B in writing and carry out the assumption, transfer or inheritance of guarantee obligations under this contract according to Party B's requirements or provide the new guarantee approved by Party B for execution of the Main Contract.

III.Where Party A's items of industrial and commercial registration such as the name, the legal representative (person in charge), the domicile, the operating scope, the registered capital or the articles of association change, Party B shall be notified in writing within 3 working days after change, and the relevant materials after change shall be attached to such written notice.

Article 8Other Provisions

I.Collection of Funds Payable

As to all funds payable by Party A under this contract, Party B shall be entitled to collect the funds in RMB or other currency from the accounts opened in the system of China Construction Bank by Party A without notification of Party A in advance. If the procedures in relation to foreign exchange settlement or transaction are required, Party A shall be obligatory to assist Party B in completion of the procedures and the risks of foreign exchange rate shall be assumed by Party A.

II.Use of Party A's Information

Party A agrees Party B to inquire Party A's credit status from the credit database of the People's Bank of China and those approved establishment by credit authorities or from the relevant entities and agencies, and agrees Party B to provide Party A's information to the credit database of the People's Bank of China and those approved establishment by credit authorities. Party A further agrees that Party B may properly use and disclose Party A's information for the business demands.

China Construction Bank	XTC-2018-Z G BZ-0140

III.Announcement for Collection

As to Party A's default, Party B shall be entitled to not only notify the relevant authorities or entities of the same but also announce the collection through the news media.

IV.Effectiveness of Evidence Recorded by Party B

Party B's internal accounting records in relation to the principal, the interest, the charges and the records of repayment, the bills and vouchers made or maintained by Party B in the process of withdrawal, repayment and payment of interest handled by the Debtor and the records and vouchers for collection of loan by Party B shall constitute the determinate evidence that may validly prove the relations of the creditor's rights under the Main Contracts unless there is any reliable and determinate evidence to the contrary. Party A shall not propose any objection only for the reason that the said records, bills and vouchers are made or maintained by Party B unilaterally.

V.Reservation of Rights

Party B's rights under this contract shall not impact on or exclude any other rights enjoyed by Party B according to the laws, regulations and other contracts. Any tolerance, grace, discount or delayed exercise of any right under this contract for any default or delayed act shall neither be deemed as waiver of any right or interest under this contract or as agreement or permission of such act of breach of this contract, nor impact on, prevent from and hamper continuous exercise of such right or any other right or make Party B assume any liabilities and obligations for Party A.

Where Party B does not or delays exercise of any rights under the Main Contracts or does not use any remedy under the Main Contracts, Party A's guarantee obligations under this contract shall not be reduced or exempted due to this. However, if Party B reduces or exempts the debts under the Main Contracts, Party A's guarantee obligations under this contract shall be reduced or exempted accordingly.

VI.Debtor's Disbandment or Bankruptcy

After Party A knows that the debtor begins the procedures of disbandment or bankruptcy, Party A shall immediately notify Party B of declaration of the creditor's rights, timely participate in the procedures of disbandment or bankruptcy and exercise the right of recourse in advance. In case Party A knows or should know that the debtor begins the procedures of disbandment or bankruptcy but fails to exercise the right of recourse in advance, the losses shall be assumed by Party A.

Despite of the arrangements of Sub-article 2 under Article V herein, in the procedures of the debtor's bankruptcy, if Party B concludes the settlement agreement with the debtor, or agrees with the plan of reorganization, Party B's rights under this

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contract shall not be damaged due to the settlement agreement or the plan of reorganization and Party A's guarantee obligations shall not be reduced or exempted. Party A shall not withstand Party B's claims by virtue of the conditions stipulated in the agreement of settlement or the plan of reorganization. As to the parts of the creditor's rights that are not realized after Party B make the concession in the agreement of settlement or the plan of reorganization, Party B shall be entitled to require Party A to discharge of the same continuously.

VII.Party A's Disbandment or Bankruptcy

In case of Party A's disbandment or bankruptcy, even if Party B's creditor's rights under the Main Contract have not expired yet, Party B shall be entitle to participate in the Party A's procedures of liquidation or bankruptcy and declare the rights.

VIII.Where Party A's mailing address or contact information changes, Party A shall immediately notify Party B in writing and any loss arising out of delayed notification shall be assumed by Party A.

IX.Manner of Settlement of Disputes

Any dispute arising in the process of execution of this contract may be settled through negotiation. In case of failure in negotiation, such dispute shall be settled subject to the 1st manner as follows:

1.To file the lawsuit to Party B's local people's court;

2.To apply for arbitration to the NO ENTRIES HEREIN Arbitration Committee (arbitration place: NO ENTRIES HEREIN) according to the current valid rules of arbitration of such committee when application. The decision of arbitration shall be final and binding on both parties hereto.

During the period of the lawsuit or the arbitration, the articles of this contract not involving in the disputes shall be executed continuously.

X.Effective Conditions for This Contract

This contract shall have come into effect since Party A's legal representative (or person in charge) or authorized signatory affixed the signature or the official stamp hereto and Party B's legal representative (or person in charge) or authorized signatory affixed the signature or the official stamp hereto.

XI.This contract shall be made in three copies.

XII.Other Agreed Provisions

(I)The scope of guarantee agreed herein shall be the total amount of tax price including the value-added tax.

China Construction Bank	XTC-2018-Z G BZ-0140

(II)Agreed Article for Service

Party A and Party B make the arrangements for the addresses of service and legal consequences of the various notices, agreements and documents in relation to this contract:

1.Addresses of Service:

(1)Party A confirms its valid address of service as follows:

Specific Address: 28F, Bao Li Ke Luo Wei, Zhongjing Building A, No. 406 Hua Sui Road, Tianhe District, Guangzhou, Guangdong;

(With the stamp of Skechers China Limited)

Post Code: 510000;

Recipient (Designated Receiver): Chen Tian;

Contact Telephone:020-89160222

(2)Party B confirms its valid address of service as follows:

Specific Address: No. 44, Xianfu Street, Taicang City;

Post Code: 215400;

Recipient (Designated Receiver): [Zhang Dongdong]   ;

Contact Telephone: 15995588299

2.Applicable Scope of Addresses of Service

The above-said addresses of service shall be applicable to the service of various notices, agreements and documents in relation to this contract, including but not limited to the service of various documents such as notices and agreements during the performance of the contract, the service of the relevant documents and legal papers in case of any disputes arising out of the contract and the service of relevant document of the first and second trials and retrial, the procedures of execution and other procedures after entry into the arbitration or civil proceedings.

3.Changes in the Address of Service

(1)Where Party A needs to change the address of service, Party A shall notify Party B in writing 10 working days in advance and such written notice shall be sent to Party B's address of service.

(2)Where Party B needs to change the address of service, Party B shall notify Party A on the phone or in writing.

China Construction Bank	XTC-2018-Z G BZ-0140

(3)Either party changes its address in the process of arbitration or civil proceedings, such party shall perform the obligation to notify the arbitration institution or the court in writing.

(4)After either party performs the obligation to send the notice of change, the address after change shall be deemed as such party's valid address of service, otherwise, the address confirmed before shall be its valid address of service.

4.Legal Consequences

(1)Where the various documents such as the notices, agreements and legal papers are not received by either party in fact because the address of service provided or confirmed by either party is not accurate, the obligation of notification is not performed according to the above-said manner after change in the address of service or such party or the recipient designated refuse to accept the documents, if the notices are sent by post, the day of return shall be deemed as the day of service; if the notices are sent in person, the day when the delivery person records in the receipt for service shall be deemed as the day of service.

(2)As to the above-said address, the arbitration institution or the court may directly send the documents by post, even if the concerned parties fail to receive the documents sent by the arbitration institution or the court, it shall be deemed as service due to the articles mentioned above.

NO ENTRIES HEREIN

Article 9Party A's Statement and Warranty

I.Party A clearly knows Party B's business scope and authorization.

II.Party A has read all articles under this contract and the Main Contracts. At the request of Party A, Party B has explained the corresponding articles under this contract and the Main Contracts. Party A has fully known and understood the legal means and the corresponding legal consequences of articles under this contract and the Main Contracts.

III.Party A has the legal qualification to act as the guarantor and Party A's guarantee conducts under this contract conforms to the laws, administrative regulations, rules and Party A's articles of association or documents of internal organization and have been approved by the company's internal authorities and/or the national authorities. All liabilities arising out of execution of this contract by Party A without authorization shall be assumed by Party A, including but not limited to compensation for Party B's loss due to this in full.

China Construction Bank	XTC-2018-Z G BZ-0140

IV.Party A has confirmed that it has fully understood the assets, the debts, the operation, the credit and the reputation of the debtor and all contents of the Main Contracts and confirmed whether or not the debtor has the subject qualification and authorization of execution of the Main Contracts.

V.Where Party A or the debtor fails to observe the laws, regulations or rules in relation to the environment and management of social risks, or may bring the damages or the relevant risks to the environment and the society (including but not limited to the environmental and social issues in relation to the energy dissipation, the pollution, the land, the health, the safety, the placement of immigrants, the ecological protection, the energy conservation and emission reduction and the climate change, etc.) in the process of construction, production and operating activities, Party B shall be entitled to exercise the guarantee rights under this contract in advance and realize other relief measures agreed in this contract or permitted by the law.

China Construction Bank	XTC-2018-Z G BZ-0140

Party A (Official Stamp):

(With the stamp of Skechers China Limited)

Legal Representative (Person in charge) or Authorized Signatory (Signature):

July 24, 2018

Party B (Official Stamp):

(With the stamp of Taicang Branch of China Construction Bank Corporation)

Person in charge or Authorized Signatory (Signature):

July 24, 2018